    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999



                                                      REGISTRATION NO. 333-86203

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      METROMEDIA INTERNATIONAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                            7812                           58-0971455
(State or other jurisdiction of     (Primary Standard Industrial      (IRS Employer Identification
 incorporation or organization)     Classification Code Number)                   No.)

                            ------------------------

                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                             ARNOLD L. WADLER, ESQ.
                            EXECUTIVE VICE PRESIDENT
                         GENERAL COUNSEL AND SECRETARY
                             ONE MEADOWLANDS PLAZA
                     EAST RUTHERFORD, NEW JERSEY 07073-2137
                                 (201) 531-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                             DOUGLAS A. CIFU, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                  212-373-3000
                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger pursuant to the merger agreement described in this Registration Statement have been satisfied or waived.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 1 is being filed solely for the purpose of filing a revised Exhibit 5.1 to this registration statement. Accordingly, Part I of this registration statement, the form of prospectus, has been omitted from this filing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities described above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of this action or suit if the person acted under similar standards as those described above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, this person is fairly and reasonably entitled to be indemnified for these expenses which the court shall deem proper.

    Section 145 of the Delaware General Corporation Law further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue, or matter therein, this person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. Section 145 also provides that this indemnification shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or, at the corporation's request, as such in another corporation, partnership, trust or other enterprise against any liability asserted against this person or incurred by this person in any such capacity or arising out of this person's status as such whether or not the corporation would have the power to indemnify this person against these liabilities under Section 145 of the Delaware General Corporation Law.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation in its certificate of incorporation may eliminate or limit personal liability of members of its board of directors or governing body to the corporation or its stockholders for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

    In accordance with Section 145 of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation provides that Metromedia International Group will indemnify its officers and directors against, among other things, any and all judgments, fines, penalties, amounts paid in settlements and expenses paid or incurred by virtue of the fact that this officer or director was acting in that capacity to the extent not prohibited by law. In addition, as permitted by
Section 102(b)(7) of the Delaware General Corporation Law, Metromedia International Group's restated certificate of incorporation contains a provision limiting the personal liability of its directors for violations of their fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law. The general effect of this provision is to eliminate a director's personal liability for monetary damages for actions involving a breach of his or her fiduciary duty of care, including any action involving gross negligence. Also, in accordance with the Delaware General Corporation Law and pursuant to its restated certificate of incorporation, Metromedia International Group is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Metromedia International Group, is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against this person and incurred by this person in that capacity, or arising out of this person's status as such, whether or not Metromedia International Group would have the power to indemnify this person against liability under the Delaware General Corporation law.

    Metromedia International Group has entered into agreements with certain of its directors and officers which require it to indemnify each of these directors and officers against, and to advance expenses incurred by each of them in the defense of, any claim arising out of their employment to the fullest extent permitted under law. These indemnification agreements also provide, among other things, for (1) advancement by Metromedia International Group of expenses incurred by the director or officer in defending certain litigation, (2) the appointment of an independent legal counsel to determine whether the director or officer is entitled to indemnity and (3) the continued maintenance by Metromedia International Group of directors' and officers' liability insurance providing each director or officer who is a party to any such agreement with $5 million of primary coverage and an excess policy providing $5 million of additional coverage. These indemnification agreements were approved by Metromedia International Group's stockholders at their 1993 annual meeting.

    Metromedia International Group is a party to a management agreement with Metromedia Company dated November 1, 1995 pursuant to which Metromedia Company provides it with management services, including legal, insurance, payroll and financial accounting systems and cash management, tax and benefit plans in return for a management fee. Metromedia International Group is also obligated to reimburse Metromedia Company for all its out-of-pocket costs and expenses incurred and advances paid by Metromedia Company in connection with the agreement. Metromedia International Group has also agreed to indemnify and hold harmless Metromedia Company from and against any and all damages, liabilities, losses, claims, actions, suits, proceedings, fees, costs or expenses (including reasonable attorneys' fees and other costs and expenses to any suit, proceeding or investigation of any kind) imposed on, incurred by or asserted against Metromedia Company in connection with the management agreement.

    Under the indenture for the notes, the holders of these notes have agreed to waive all liability for any obligations incurred by Metromedia International Group under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation, against any incorporator, director, officer, employee, stockholder or controlling person, as such, of Metromedia International Group, and have agreed to the release of these persons from any such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------

    2.1***   Agreement and Plan of Merger, dated as of May 18, 1999, by and among Metromedia International Group,
             Moscow Communications, Inc. and PLD Telekom Inc. (incorporated by reference from Metromedia
             International Group's current report on Form 8-K filed with the Securities and Exchange Commission for the event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
    2.3***   Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 by and among The
             Actava Group Inc., Orion Pictures Corporation, MCEG Sterling Incorporated, Metromedia International
             Telecommunications, Inc., OPG Merger Corp. and MITI Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event occurring on September 27, 1995).

    2.5***   Agreement and Plan of Merger dated as of January 31, 1996 by and among Metromedia International
             Group, Inc., The Samuel Goldwyn Company and SGC Merger Corp. and exhibits thereto (incorporated by reference from Metromedia International Group's current report on Form 8-K for the event dated
             January 31, 1996).

    3.1***   Restated Certificate of Incorporation of Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1993).

    3.2***   Restated By-laws of Metromedia International Group, Inc. (incorporated by reference from Metromedia
             International Group's Registration Statement on Form S-3 (Registration No. 33-63853)).

    3.3***   Certificate of Amendment to the Restated Certificate of Incorporation of Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Schedule 14A, dated
             August 6, 1996, for the annual meeting of stockholders dated August 29, 1996).

   4.10***   Form of Common Stock Certificate for Metromedia International Group, Inc.

      5.1*   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities being offered.

    8.1***   Opinion of Morgan, Lewis & Bockius, LLP regarding certain federal income tax matters.

   10.1***   1982 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1982).

   10.2***   1989 Stock Option Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's proxy statement dated March 31, 1989).

   10.3***   1969 Restricted Stock Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

   10.4***   1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1991).

   10.5***   Amendment to 1991 Non-Employee Director Stock Option Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1992).

   10.6***   Snapper Power Equipment Profit Sharing Plan (incorporated by reference from Metromedia International
             Group's Annual Report on Form 10-K for the year ended December 31, 1987).

   10.7***   Retirement Plan executed November 1, 1990, as amended effective January 1, 1989 (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended
             December 31, 1990).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
   10.8***   Supplemental Retirement Plan of The Actava Group Inc. (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1983).

   10.9***   Supplemental Executive Medical Reimbursement Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1990).

  10.10***   Amendment to Supplemental Retirement Plan of The Actava Group Inc., effective April 1, 1992
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1991).

  10.11***   1992 Officer and Director Stock Purchase Plan (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1991).

  10.12***   Form of Restricted Purchase Agreement between certain officers of The Actava Group Inc. and The
             Actava Group Inc. (incorporated by reference from Metromedia International Group's Annual Report on
             Form 10-K for the year ended December 31, 1991).

  10.14***   Form of Indemnification Agreement between Actava and certain of its directors and executive officers
             (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the
             year ended December 31, 1993).

  10.21***   Environmental Indemnity Agreement dated as of December 6, 1994 between The Actava Group Inc. and
             Roadmaster (incorporated by reference from Metromedia International Groups Annual Report on Form 10-K
             for the year ended December 31, 1994).

  10.37***   Management Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.38***   The Metromedia International Group, Inc. 1996 Incentive Stock Plan (incorporated by reference from
             Metromedia International Group's Proxy Statement dated August 6, 1996).

  10.39***   License Agreement dated November 1, 1995 between Metromedia Company and Metromedia International
             Group, Inc. (incorporated by reference from Metromedia International Group's Annual Report on Form
             10-K for the year ended December 31, 1995).

  10.41***   Metromedia International Telecommunications, Inc. 1994 Stock Plan (incorporated by reference from
             Metromedia International Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

  10.45***   Loan and Security Agreement, dated November 11, 1998 among Snapper, Inc., the lenders named therein and Fleet Capital Corporation, as agent (incorporated by reference from Metromedia International
             Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

  10.46***   Limited Guaranty Agreement dated November 11, 1998 by Metromedia International Group, Inc. in favor of Fleet Capital Corporation (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1998).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.47***   Amendment No. 1 to License Agreement dated June 13, 1996 between Metromedia Company and Metromedia
             International Group, Inc. (incorporated by reference from Metromedia International Group's Annual
             Report on Form 10-K for the year ended December 31, 1996).

  10.48***   Amendment No. 1 to Management Agreement dated as of January 1, 1997 between Metromedia Company and
             Metromedia International Group, Inc. (incorporated by reference from Metromedia International Group's
             Annual Report on Form 10-K for the year ended December 31, 1996).

  10.49***   Amended and Restated Agreement and Plan of Merger, dated as of May 17, 1996 between Metromedia
             International Group, Inc., MPCA Merger Corp. and Bradley Krevoy and Steven Stabler and Motion Picture
             Corporation of America (incorporated by reference from Metromedia International Group's Annual Report on Form 10-K for the year ended December 31, 1996).

  10.50***   Asset Purchase Agreement dated as of December 17, 1997 (incorporated by reference from Metromedia
             International Group's Annual Report on Form 10-K for the year ended December 31, 1997).

  10.51***   Voting Agreement, dated as of May 18, 1999, by and among Metromedia International Group, News America
             Incorporated, News PLD LLC and Metromedia Company (incorporated by reference from Metromedia
             International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.52***   Registration Rights Agreement, dated as of May 18, 1999, among Metromedia International Group, News
             America Incorporated and News PLD LLC (incorporated by reference from Metromedia International
             Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.53***   Agreement to Consent and Exchange, dated as of May 18, 1999, by and among Metromedia International
             Group, PLD Telekom Inc. and certain note holders named therein (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.54***   Letter Agreement, dated as of May 18, 1999, by and among Metromedia International Group, The
             Travelers Insurance Company and The Travelers Indemnity Company (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.55***   Letter Agreement, dated as of May 18, 1999, between Metromedia International Group and News America
             Incorporated (incorporated by reference from Metromedia International Group's Current Report on Form
             8-K for the event dated May 18, 1999).

  10.56***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Plicom Limited, Elite International Limited, Mark Klabin and Boris Antoniuk
             (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the
             event dated May 18, 1999).

  10.57***   Modification Agreement, dated as of May 18, 1999, among PLD Telekom, Metromedia International Group,
             Technocom Limited, Elite International Limited and Boris Antoniuk (incorporated by reference from
             Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

EXHIBIT NO.                                         DESCRIPTION OF EXHIBITS
-----------  -----------------------------------------------------------------------------------------------------
  10.58***   Bridge Loan Agreement, dated as of May 18, 1999, between PLD Telekom Inc. and Metromedia
             International Group (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for the event dated May 18, 1999).

  10.59***   Pledge Agreement, dated as of May 18, 1999, between Metromedia International Group and PLD Telekom
             Inc. (incorporated by reference from Metromedia International Group's Current Report on Form 8-K for
             the event dated May 18, 1999).

   21.1***   List of Subsidiaries of Metromedia International Group, Inc. (incorporated by reference from
             Metromedia International Group's Annual Report on Form 10-K for the fiscal year ended March 31,
             1996).

   23.1***   Consent of KPMG LLP.

   23.2***   Consent of KPMG LLP.

   23.3***   Consent of KPMG LLP.

   23.4***   Consent of KPMG LLP.

   23.5***   Consent of KPMG.

   23.6***   Consent of KPMG.

   23.7***   Consent of KPMG.

   23.8***   Consent of KPMG.

   23.9***   Consent of Moore Stephens.

    23.10*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.11***   Consent of Morgan, Lewis & Bockius, LLP (included in the opinion filed as Exhibit 8.1 to this
             Registration Statement).

  23.12***   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

   24.1***   Power of Attorney (included on the signature page of this Registration Statement).

   99.1***   Form of Proxy Card of Metromedia International Group, Inc.

   99.2***   Form of Proxy Card of PLD Telekom Inc.

   99.3***   Opinion of Salomon Smith Barney Inc. (included as Annex B to the joint proxy statement/ prospectus included in this Registration Statement.

   99.4***   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as Annex C to the joint proxy statement/prospectus included in this Registration Statement).

   99.5***   Consent of Salomon Smith Barney Inc.


------------------------

*   Filed herewith

**  To be filed by Amendment

*** Previously Filed

    (b) Financial Data Schedules

    Schedule II, Condensed financial information of the registrant, and Schedule V, Valuation and qualifying accounts are incorporated by reference from Metromedia International Group's annual report on Form 10-K for the fiscal year ended December 31, 1998.

    ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Metromedia International Group undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 31st day of August, 1999.



                                METROMEDIA INTERNATIONAL GROUP, INC.

                                By:  /s/ SILVIA KESSEL
                                     ------------------------------------------
                                     Name: Silvia Kessel
                                     Title: Executive Vice President, Chief
                                     Financial
                                     Officer, Treasurer and Director
                                     (Principal Financial Officer)



    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated, on August 31, 1999.


                      *                        Chairman of the Board of Directors
--------------------------------------------
                John W. Kluge

                      *                        Vice Chairman of the Board of Directors,
--------------------------------------------   President and Chief Executive Officer
              Stuart Subotnick                 (Principal Executive Officer)

              /s/ SILVIA KESSEL                Executive Vice President, Chief Financial
--------------------------------------------   Officer, Treasurer and Director (Principal
                Silvia Kessel                  Financial Officer)

                      *                        Executive Vice President, General Counsel,
--------------------------------------------   Secretary and Director
              Arnold L. Wadler

                      *                        Vice President (Principal Accounting Officer)
--------------------------------------------
            Vincent D. Sasso, Jr.

                                               Director
--------------------------------------------
             John P. Imlay, Jr.

                      *                        Director
--------------------------------------------
              Clark A. Johnson

                                               Director
--------------------------------------------
               Carl E. Sanders

                      *                        Director
--------------------------------------------
             Richard J. Sherwin

                                               Director
--------------------------------------------
                Leonard White


*By:      /s/ SILVIA KESSEL
      -------------------------
         Name: Silvia Kessel
       Title: Attorney-in-Fact